                                                                          10.8.1




                       TERM CREDIT AND SECURITY AGREEMENT

         This Term Credit and Security Agreement (the "Agreement") is executed and delivered this 15th day of July, 1993 by and between SEITEL GEOPHYSICAL, INC., a Delaware corporation ("Borrower"), with its chief executive office and its principal place of business at 50 Briar Hollow Lane, 7th Floor-West, Houston, Texas 77027 and CENTRAL BANK OF THE SOUTH, an Alabama banking corporation ("Bank"), with its principal offices at 15 South 20th Street, Birmingham, Alabama 35233. Borrower has applied to Bank for a term loan in the principal amount of FOUR MILLION THREE HUNDRED THOUSAND AND NO/100 Dollars ($4,300,000) to be evidenced by a Term Note (the "Note") in such amount, and to be secured by a security interest in all of the Collateral (as defined herein) on the terms hereinafter set forth.

Bank is willing to extend such $4,300,000 term loan (the "Term Loan") to Borrower to provide Borrower with financing for the purchase of an Opseis Eagle seismic data gathering and recording system upon the security of the Collateral on the terms and subject to the conditions hereinafter set forth.

         Accordingly, Borrower and Bank in consideration of the premises, the credit to be extended hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

         SECTION 1.  DEFINITIONS - AS HEREIN USED.

                 1.1 "Account" and "Account Receivable" shall include all accounts, accounts receivable, notes, notes receivable, contracts, contract rights, leases, lease payments, rental agreements, rentals, drafts, documents, title retention and lien instruments, security agreements, acceptances, instruments, conditional sales contracts, chattel mortgages, chattel paper, general intangibles, and other forms of obligation and rights to payment and receivables whether or not yet earned by performance (including, without limitation, state and federal tax refunds).

                 1.2 "Account Debtor" shall mean the party other than Borrower who is obligated on or under any Account Receivable or contract right.

                 1.3 "Borrower's Loan Account" shall mean the account on the books of Bank in which Bank will record the Term Loan advance made by Bank to or on behalf of Borrower pursuant to this Agreement, payments received on such Term Loan and other appropriate debits and credits as provided by this Agreement or the Note.

                 1.4 "Collateral" shall mean any and all property in which Bank acquired, now has, by this Agreement or any of the other Loan Documents (as defined herein) acquires, or hereafter acquires a security interest or other rights or interests as security for the Liabilities (as defined herein).

                 1.5 "Insolvency" of Borrower or any other person or entity shall mean that there shall have occurred with respect to Borrower or such other person or entity one or more of the following events: death, incapacity, dissolution, termination of existence, liquidation, insolvency, business failure, appointment of a receiver of any part of title property of, assignment for the benefit of creditors by Borrower or such other person or entity, or institution of any action or proceeding by Borrower or such





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         other person or entity under or pursuant to any insolvency laws relating to the relief of debtors by Borrower or such other person or entity, institution of proceedings in bankruptcy or with respect to the readjustment of indebtedness, reorganization, composition or extension by Borrower or such other person or entity (including, without limitation, under or pursuant to the United States Bankruptcy Code, as amended, or under any similar law at any time enacted (the "Bankruptcy Code")), or if any corporate action shall be taken for the purpose of effecting any of the foregoing.

                 1.6 "Inventory" shall mean all of Borrower's (or other entities', as applicable) inventory (as defined in the Uniform Commercial Code as enacted in the State of Alabama, or in any other jurisdiction), including, without limitation, all goods, merchandise and other personal property now owned or hereafter acquired by Borrower (or other entities, as applicable) which are held for sale, lease, rental or licensing or are furnished or to be furnished under a contract of service and all raw materials, work in process, and materials or supplies used or to be used, or consumed or to be consumed, in Borrower's (or other entities', as applicable) business, and related products, wherever located, and all goods represented thereby, and all such goods that may be reclaimed or repossessed from or returned by Borrower's (or other entities', as applicable) customers wheresoever the same may be located, and all shipping and packaging materials relating to any of the foregoing.

                 1.7 "Liabilities" shall mean any and all obligations, indebtedness and liabilities of (i) Borrower and (ii) Seitel, Inc. ("Related Borrower") to Bank of every kind and description, whether direct or indirect, absolute or contingent, joint or several, due or to become due, liquidated or unliquidated, now existing or hereafter arising, and all extensions, modifications, renewals, and refinancings thereof, regardless of how such Liabilities arise or by what agreement or instrument (if any) they may be evidenced and include obligations to perform acts and refrain from taking actions as well as obligations to pay money. Without limiting the foregoing, Liabilities shall specifically include all liabilities and obligations of (i) Borrower arising under or in connection with (a) this Agreement and (b) the Note and (ii) Related Borrower arising under or in connection with (a) that certain Revolving Credit and Security Agreement executed by Related Borrower in favor of Bank on or about the date hereof (the "Related Loan Agreement") in connection with Related Borrower's $10,000,000 revolving line of credit from Bank (the "Revolving Line"),
         (b) that certain $10,000,000 Master Revolving Promissory Note executed by Related Borrower in connection with the Revolving Line (the "Revolving Note"), and the other documents and instruments executed in connection with the Revolving Line (jointly and severally with the Related Loan Agreement and the Revolving, Note as the same may be amended, referred to as the "Related Loan Documents") and (c) the Continuing Unlimited Guaranty (the "Guaranty") executed by Related Borrower in connection with the Term Loan.

                 1.8 "Loan Documents" shall mean and include the Note, this Agreement, the Guaranty, the Related Loan Documents, the Side Letter Agreement executed by Bank, Borrower and Related Borrower dated July 15, 1993, and any other agreement, document or instrument now or hereafter evidencing, securing, guaranteeing or relating to the Term Loan or any other Liability, obligation or indebtedness of Borrower or Related Borrower to Bank, as the same may be amended.

                 1.9 "Net Worth" and "Current Maturities of Long Term Debt" shall be defined and calculated in accordance with generally accepted accounting principles consistently applied.

                 1.10 "Proceeds" shall mean all cash proceeds, non-cash proceeds and all forms of payment and other property received by or due to Borrower, et al. from the collection, sale, lease, rental, transfer, exchange, disposition, licensing or use of Accounts and other property constituting Collateral hereunder and any and all claims against any third party for loss of or damage to any Collateral, including insurance, contract and tort claims, and further, without limiting the generality of the foregoing, Proceeds shall include all Accounts, checks, cash, money orders, drafts, chattel paper, general intangibles, instruments,





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         notes and other documents evidencing payment and payment obligations for the sale, lease, rental, transfer, exchange, use, disposition, licensing, or collection of Collateral.

                 1.11 "Tangible Net Worth" shall mean Related Borrower's Net Worth less (i) any and all loans and other advances to Related Borrower's affiliates, subsidiaries, owners, parent, employees, officers, shareholders, directors or other related entities; (ii) notes, notes receivable, accounts, accounts receivable, intercompany receivables, and other amounts owing from Related Borrower's affiliates, subsidiaries, owners, parent, employees, officers, shareholders, directors or other related entities; (iii) any and all intangibles; plus Related Borrower's existing 12-1/2% subordinated debentures due in 1999 and Related Borrower's existing 9% convertible subordinated debentures due in 2002 ("Related Borrower's Subordinated Debentures").

                 1.12 "Total Debt" shall mean all of Related Borrowers' indebtedness and liabilities owing to Bank or any other person or entity, whether now or hereafter existing, created or arising, absolute or contingent, direct or indirect, joint or several, including without limitation, the Liabilities.

                 1.13 "Permitted Encumbrances" shall mean any of the following (but only to the extent the same do not or could not, in Bank's reasonable opinion, jeopardize Bank's rights or priority in or to any Collateral):

                 (a) liens of vendors, carriers, warehousemen, landlords, mechanics, laborers and materialmen arising by law for sums which are not yet due or which are being diligently contested in good faith;

                 (b) liens for taxes not yet due or which are being diligently contested in good faith by appropriate proceedings;

                 (c) security interests in the Related Borrower's equipment (other than equipment constituting Seismic Data, if any) provided that they are limited to those securing a portion of the purchase price of said equipment;

                 (d) pledges or deposits in connection with or to secure worker's compensation or unemployment insurance;

                 (e) Geo Seismic Services, Inc.'s security interest in the Assets (as that term is defined in the letter from Related Borrower to Bank dated October 14, 1992 (the "Letter")) purchased from Geo Seismic Services, Inc. but only to the extent described in and permitted by the Letter; and

                 (f) security interests in Borrower's equipment (other than the equipment described or referenced in Exhibit B hereto).

                 1.14 Any terms used to describe Bank's security interest hereunder not specifically defined herein shall have the meanings and definitions given those terms under the Uniform Commercial Code of Alabama as in effect on the date hereof. Any capitalized terms used but not defined in this Agreement shall have the meaning given the same in the Related Loan Agreement.

         SECTION 2. BORROWER'S REPRESENTATIONS AND WARRANTIES; CERTAIN
COVENANTS.

         To induce Bank to enter into this Agreement, Borrower represents, warrants and covenants as follows:





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                 2.1      Borrower (a) is a duly organized Delaware
         corporation, validly existing, and in good standing under the laws of the States of Delaware, Texas and Louisiana; (b) has all necessary licenses and corporate power and authority to own its assets and conduct its business as now conducted or presently proposed to be conducted; (c) has no subsidiaries (except as set forth on Schedule
         2.1 hereto; and (d) is duly qualified and in good standing (and will remain so qualified and in good standing) in every jurisdiction in which it is or shall be doing business or in which the failure so to qualify and remain in good standing would or could have a material adverse effect on its business or properties or the Collateral.

                 2.2 The execution, delivery, and performance hereof are within Borrower's corporate powers, have been duly and validly authorized and are not in contravention of the law or the terms of Borrower's charter, by-laws, or other incorporation papers, or of any indenture, agreement, or undertaking or any law, regulation or order to which Borrower is a party or by which it or any of its properties is or may be bound. Upon execution and delivery hereof, this Agreement will be a valid and binding obligation of Borrower enforceable in accordance with its terms.

                 2.3 Except for the security interests granted to Bank hereby or by any of the other Loan Documents in favor of Bank, either Related Borrower or Borrower is and, as to the Accounts Receivable and other Collateral arising or to be acquired after the date hereof, shall be the sole and exclusive owner of the Accounts and all other Collateral free from any lien, claim, charge, security interest, mortgage, secondary financing or encumbrance or other interests except for (i) Permitted Encumbrances; (ii) Approved Seismic Data Licenses (defined below); and (iii) those approved in advance in writing by Bank, and Borrower shall defend the Accounts and all other Collateral and all Proceeds and products thereof against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the interests of Bank.

                 2.4 Borrower will promptly pay, all taxes or charges levied on or with respect to, and will at all times keep the Accounts and all other Collateral, free and clear of all liens, claims, charges, security interests, mortgages, secondary financing and encumbrances and other interests whatsoever, other than (i) Approved Seismic Data Licenses; (ii) the security interests granted to Bank hereby or by any of the other Loan Documents, (iii) Permitted Encumbrances; and (iv) those approved in advance in writing by Bank. Borrower agrees to take all actions that Bank may request to establish and maintain a valid title and security interest in the Accounts and all other Collateral, free and clear of all other liens, claims, charges, security interests, mortgages, secondary financing and encumbrances whatsoever, including, without limitation, the payment of any amounts, taxes, assessments, fees and/or charges necessary to perfect Bank's security interest in the same. If such amounts, taxes or assessments, fees and/or charges remain unpaid after the date fixed for the payment of same, or if any lien, claim, charge, security interest, mortgage, secondary financing or encumbrance shall arise, or be claimed or asserted with respect to the Accounts or any other Collateral, Bank may, without notice to Borrower, pay such taxes, assessments, charges or claims, or take any and all other actions (including the payment of money) deemed desirable by Bank to remove any such lien, claim, charge, security interest, mortgage, secondary financing or encumbrance, and Borrower agrees that the amounts thereof, along with any amounts necessary to perfect and note Bank's interest in any Collateral, may be charged to Borrower's Loan Account described herein and shall bear interest at the rate of interest borne by Borrower's obligations under the Note.

                 2.5 Neither Borrower nor Related Borrower will (nor will allow or suffer any other person or entity to) (except-for the non-exclusive licensing of Related Borrower's Seismic Data pursuant to Participation Agreements and Licensing Agreements entered into in the normal and ordinary course of business ("Approved Seismic Data Licenses')), sell, transfer, lease, convey or otherwise dispose of the Collateral, any portion thereof, or any interest therein (or any of the Proceeds thereof, including, without limitation, money, checks, money orders, drafts, notes, instruments, documents, chattel paper, Accounts, returns or repossessions), without Bank's prior written consent.





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                 2.6      Borrower will deliver to Bank, so long as any of the
         Liabilities shall remain outstanding, such documents, instruments, data or information of any type requested by Bank with respect to the Accounts Receivable and any other Collateral.

                 2.7 At the time Borrower pledges, sells, assigns or transfers to Bank any instruments, document of title, security, chattel paper or other property, or any interest therein, Borrower shall be the lawful owner thereof and shall have good right to pledge, sell, assign or transfer the same; none of such property shall have been pledged, sold, assigned or transferred to any person other than Bank or in any way encumbered (except as otherwise allowed under the terms of this Agreement), and Borrower shall defend the same against the lawful claims and demands of all persons other than Bank.

                 2.8 Borrower shall give Bank written notice of each location at which tangible Collateral is or will be kept, whether for temporary processing, storage, like purposes or otherwise. Except as such notice is given, all tangible Collateral is and shall be kept at
         (a) Borrower's places of business listed on Schedule 2.9 hereto or (b) Related Borrower's places of business noted in Section 2.9 of the Related Loan Agreement.

                 2.9 Borrower shall give Bank written notice of each office of Borrower at which records of Borrower pertaining to Borrower's Accounts Receivable, general intangibles and contract rights are kept. Except as such notice is given, all records of Borrower pertaining to Borrower's Accounts Receivable, general intangibles and contract rights are and shall be kept at Borrower's chief executive office as noted on the first page of this Agreement (which Borrower represents and warrants is Borrower's chief executive office).

                 2.10 Subject to any limitations stated therein or in connection therewith, all balance sheets, earnings statements and other financial data which have been or may hereafter be furnished to Bank to induce it to enter into this Agreement, or otherwise furnished in connection herewith, do or shall fairly represent the financial condition of Borrower or Related Borrower (or other person or entity, as applicable) as of the dates and results of operations for the periods for which the same are furnished in accordance with generally accepted accounting principles consistently applied, and all other information, reports and other papers and data furnished to Bank shall be accurate, as of the relevant date, and correct in all material respects and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter.

                 2.11 With respect to any and all equipment which may now or hereafter constitute Collateral hereunder, Borrower or Related Borrower shall maintain possession of same, keep the same in good repair, and maintain casualty insurance on the same naming Bank as loss payee under a New York (long form) standard mortgagee endorsement.

                 2.12 Borrower's name, chief executive office and principal place of business are and always have been as set forth on the first page of this Agreement, except as otherwise disclosed in writing to Bank. Borrower will promptly advise Bank in writing of any charge in Borrower's name, chief executive office or principal place of business.

                 2.13 Borrower is not now in default under any agreement evidencing an obligation for the payment of money, performance, delivery, or licensing, demand under which, or acceleration of the maturity of which would render Borrower insolvent or unable to meet its other debts as they become due or conduct its business as usual.

                 2.14 In the event (a) any of Borrower's warranties or representations shall prove to have been false or misleading when made; or (b) an Account Debtor in judicial proceeding, shall assert against the





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         Bank a claim or defense arising out of any transaction between such
         Account Debtor and Borrower, Borrower agrees to indemnify and hold Bank harmless from and against any liability, judgment, cost, attorneys' fees or other expense whatsoever arising therefrom.

                 2.15 Borrower will pay any and all taxes, with the exception of taxes measured by income, charges and expenses of every kind or description paid or incurred by Bank under or with respect to the Term Loan or any Collateral therefor or the collection of or realization upon the same. Borrower hereby authorizes Bank to debit such and other charges, taxes and expenses provided for in this Agreement (including, without limitation, those taxes, charges and expenses for which Borrower is liable under Section 13) to Borrower's Loan Account.

                 2.16 None of the Collateral is patented, copyrighted or trademarked or subject to any existing copyright, patent or trademark. Prior to the time any Collateral is copyrighted, licensed, patented or trademarked by Borrower or subjected to any copyright, license, patent or trademark by Borrower, Borrower shall notify Bank and shall take (or cause to be taken) all actions necessary to preserve the perfection and priority of Bank's security interest in such Collateral.

                 2.17 Borrower shall notify Bank of any filing under the Bankruptcy Code by, for or against Borrower within two (2) business days of its having knowledge of such filing.

                 2.18 There are no judgments, actions, suits, claims, proceedings or investigations existing, outstanding, pending, or to the best of Borrower's knowledge after due inquiry, threatened or in prospect, before any court, agency or tribunal, or governmental authority against or involving Borrower which do or could reasonably be expected to materially affect the business, properties, prospects, financial condition, earnings, results of operations or earnings capacity of Borrower or which question the validity of the Term Loan or any of the Loan Documents or any action or instrument contemplated by any of them.

         Nothing in this Section 2 shall be deemed to extend the maturity date of the Term Loan beyond the time noted in Section 14 hereof.

         SECTION 3. BANK'S AGREEMENT TO MAKE ADVANCE.

                 3.1 The $4,300,000 Term Loan advance shall be made contemporaneously herewith in a manner acceptable to Bank subject to the terms and conditions of this Agreement and Borrower's and Related Borrower's (as applicable) performance of and compliance with each of the Loan Documents, and so long as no event of default (including, without limitation, the breach of any warranty or representation) hereunder or under any of the other Loan Documents shall have occurred or be continuing (unless waived in writing by Bank).

                 3.2 The Term Loan advance shall be entered as a debit to Borrower's Loan Account. Bank shall also record in Borrower's Loan Account all other charges, expenses and items properly chargeable to Borrower hereunder, all payments made by Borrower on account of indebtedness under the Term Loan and other appropriate debits and credits. The debit balance of Borrower's Loan Account shall reflect the amount of Borrower's indebtedness from time to time hereunder. Nothing in this Section 3 shall be deemed to extend the maturity date of the Term Loan beyond the time noted in Section 14 hereof.

         SECTION 4. INSPECTION OF RECORDS; FURTHER ASSURANCE.

                 4.1 Borrower shall at reasonable times and from time to time, and in any event, not less than quarterly, allow Bank, by or through any of its officers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from Borrower's books and records; (ii) analyze Borrower's





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         financial statements; (iii) arrange for verification of Borrower's
         Accounts Receivable under reasonable procedures, directly with Account Debtors or by other methods; and (iv) inspect, review and audit any Collateral at any time during normal business hours, without prior notice to Borrower. Borrower shall allow, do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments which Bank may require more completely to vest in and assure to Bank its rights hereunder or in any Collateral.

         SECTION 5.  SECURITY INTEREST OF BANK IN COLLATERAL.

                 5.1 As security for the payment and performance of all Liabilities, Bank shall have and is hereby granted a continuing lien on and security interest in the following Collateral:

                 (a) Borrower's Opseis Eagle seismic data gathering and recording system, whether now or hereafter owned, existing, created, arising or acquired;

                 (b) all Borrower's Accounts, Accounts Receivable, notes, notes receivable, contracts, contract rights, leases, lease payments, rental agreements, rentals, drafts, documents, title retention and lien instruments, security agreements, acceptances, instruments, conditional sales contracts, chattel mortgages, chattel paper, general intangibles and other forms of obligation and rights to payment and receivables whether or not yet earned by performance, whether now or hereafter owned, existing, created, arising or acquired;

                 (c) all Borrower's Inventory, goods, merchandise and other personal property held for sale, lease, rental or licensing by Borrower, or furnished or to be furnished under a contract of service, raw materials, work in process, component parts, materials, and supplies used or to be used, or consumed or to be consumed in Borrower's business, and related products, wherever located, all goods represented thereby, and all such goods that may be reclaimed or repossessed from or returned by Borrower's customers and all shipping and packaging materials related to the foregoing, whether now or hereafter owned, existing, created, arising or acquired;

                 (d) all Borrower's general intangibles, whether now or hereafter owned, existing, created, arising or acquired;

                 (e) all Borrower's equipment described or referenced in Exhibit B hereto, whether now or hereafter owned, existing, created, arising or acquired;

                 (f) all goods, instruments, notes, notes receivable, documents, documents of title, contracts, policies and certificates of title and policies and certificates of insurance, securities, chattel paper, deposits, papers, agreements, cash and other property now or hereafter owned by Borrower or in which it now or hereafter has an interest, which are now or may hereafter be in the possession of Bank, or which are otherwise assigned to Bank, or as to which Bank may now or hereafter control possession by documents of title or otherwise; and

                 (g) all substitutions, accessions, additions, parts, accessories, attachments, replacements, Proceeds and products of, to and for any and all of the foregoing, including, without limitation, any and all tort and insurance proceeds and any and all income and other proceeds and payments from the sale, lease, collection, licensing, transfer, exchange, disposition or use of any and all of the foregoing, and any and all substitutions, accessions, additions, parts, accessories, attachments, replacements, Proceeds and





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
                          products in the form of any of the property described or referenced in (a) through (f) above.

                 No submission by Borrower to Bank of any schedule or other particular identification of Collateral shall be necessary to vest in Bank title to or a security interest in each and every item of Collateral now existing or hereafter created or acquired, but rather, such title and security interest shall vest in tank immediately upon the creation or acquisition of any item of Collateral, without the necessity for any other or further action by Borrower or Bank, provided, however, that Borrower shall execute such other and additional documents, instruments and agreements as reasonably may be required by Bank to evidence the security interests contemplated hereby.

                 5.2 To the extent allowable under applicable law, the Uniform Commercial Code of Alabama shall govern the security interests provided for herein. In connection therewith, Borrower (at Borrower's expense) shall take such steps and execute, deliver and file (as applicable) (or cause the execution, delivery and filing (as applicable) of) such financing statements, continuation statements, agreements (including, without limitation, security agreements and landlord, creditor and mortgagee subordination agreements), documents, and papers (all in form and substance acceptable to Bank) as Bank may from time to time request to perfect or preserve the perfection and priority of Bank's security interests granted hereby or by any of the other Loan Documents.

                 5.3 If, notwithstanding the foregoing, by reason of location of Borrower, the Collateral or otherwise, the creation, validity, or perfection of security interests provided for herein are governed by the law of a jurisdiction other than Alabama, Borrower shall take such steps and execute and deliver such documents, agreements, papers and financing statements as Bank may from time to time request to comply with the Uniform Commercial Code, the Uniform Trust Receipts Act, the Factors Lien Act, or other laws of other states or jurisdictions. Borrower hereby appoints and empowers Bank, or any employee of Bank which Bank may designate for the purpose, as its attorney-in-fact, to execute (and file, as appropriate) on its behalf any documents, agreements, papers and financing statements (at Borrower's expense) which, in Bank's sole judgment, are necessary to be executed and/or filed in order to perfect or preserve the perfection and priority of Bank's security interests granted hereby or by any of the other Loan Documents.

                 5.4 Borrower shall not pledge, mortgage, or create or suffer to exist a security interest in any of the Collateral or any Proceeds or products thereof,or sell, assign or create a security interest in any of the Collateral or any Proceeds or products thereof in favor of any person other than Bank unless (i) otherwise allowed under the terms of this Agreement or the Related Loan Agreement or
         (ii) such security interest is expressly subordinate to Bank's security interest therein and Bank has approved in writing the existence and priority of such security interest. Nothing in this
         Section 5 shall be deemed to extend the maturity date of the Term Loan beyond the time noted in Section 14 hereof.

         SECTION 6.  COLLECTION OF ACCOUNTS RECEIVABLE.

                 6.1 Until Bank requests that Account Debtors on Accounts Receivable of Borrower be notified of Bank's security interest therein, Borrower shall continue to collect such Accounts Receivable. Proceeds transmitted to Bank may be handled and administered in and through a remittance or special account; the maintenance of any such account shall be solely for the convenience of Bank, and Borrower shall not have any right, title, or interest in or to any such account or in the amounts at any time appearing to the credit thereof. Bank may apply and credit Proceeds so transmitted or otherwise received by Bank against the outstanding balance in Borrower's Loan Account, however, Bank shall not be required to credit Borrower's Loan Account with the amount of any check or other instrument constituting provisional payment until Bank has received final payment thereof at its office in cash or solvent credits accepted by Bank. After the occurrence of an event of default hereunder, Borrower shall, at the request of Bank, notify





Term Credit and Security Agreement                                        Page 8
         the Account Debtors of the security interest of Bank in any Account and shall instruct Account Debtors to remit payments directly to Bank; and Bank may itself so notify Account Debtors.

                 6.2 Borrower (i) shall (a) deliver any instrument evidencing an Account to Bank, and (b) use its best efforts to collect all of its Accounts in a commercially reasonable manner; and (ii) agrees that no court action or other legal proceeding or garnishment, attachment, repossession of property, detinue, sequestration or any other repossession shall be attempted by Borrower except by or under the direction of competent legal counsel. Borrower hereby agrees to indemnify and hold Bank harmless for any loss or liability of any kind or character which may be asserted against Bank by virtue of any suit filed, process issued, or any repossession or attempted repossession done or attempted by Borrower or by virtue of any other actions or endeavors which Borrower may make to collect any Collateral. Nothing in this Section 6 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 14 hereof.

         SECTION 7.  ADDITIONAL AFFIRMATIVE COVENANTS.

         Until all indebtedness of Borrower to Bank has been paid in full and all Liabilities have been satisfied:

                 7.1 Borrower shall submit or cause to be submitted to Bank such financial and other information which Bank shall request regarding Borrower, Related Borrower, the Collateral and any endorser, guarantor or surety of any of the Liabilities when and as requested by Bank, including without limitation: (i) Related Borrower's 10-Q reports together with Related Borrower's internally prepared quarterly financial statements within forty-five (45) days after the close of each quarter in each fiscal year including a balance sheet as of the close of such period, an income statement, and a reconciliation of surplus for such period, prepared and analyzed in accordance with generally accepted accounting principles and attested to by an authorized officer of Related Borrower; (ii) Related Borrower's 10-K reports and audited fiscal year-end financial statements, within ninety (90) days after the close of each fiscal year, including a balance sheet as of the close of such period, an income statement, and a reconciliation of stockholders' equity certified by an independent certified public accountant acceptable to Bank and analyzed in accordance with generally accepted accounting principles; (iii) Related Borrower's 8-K reports and all other documents filed by or on behalf of Related Borrower with the Securities and Exchange Commission (the "SEC") within thirty (30) days, following the filing thereof with the SEC; and (iv) together with each delivery of the financial statements and the 8-K reports required by (ii) or (iii) above, the certificate of Borrower stating that no event has occurred which constitutes an event of default or would constitute an event of default but for the requirement that notice be given, or time elapse or both, under any loans, notes, debentures, bonds, leases, or other obligations of Borrower then outstanding, including, but not limited to, the Term Loan (such certificate shall publish the accounting calculations used to determine compliance or noncompliance with Related Borrower's financial obligations, including those noted in this Agreement), or, if any such event of default or defaults exists, specifying the nature thereof.

                 7.2 Borrower shall (i) maintain insurance (written by insurance companies acceptable to Bank) in form, amount and substance acceptable to Bank; (ii) furnish to Bank, upon request, a statement of the insurance coverage; and (iii) cause Bank to be named as (a) an additional insured on all Borrower's liability insurance policies; and
         (b) a payee as to all insurance covering Collateral hereunder, pursuant to a New York (long form) standard mortgagee endorsement. All insurance policies shall provide for a minimum of ten (10) days' written cancellation notice to Bank and, at Bank's request, all policies shall be delivered to and held by Bank. In the event of default hereunder, Bank is hereby made attorney-in-fact for Borrower to obtain, adjust, and settle, in its sole discretion, such insurance and to endorse any drafts or checks issued in connection with such insurance. In the event of failure to provide and maintain insurance required by this Agreement, Bank may, at its option, provide such insurance and charge the costs and expenses incurred to Borrower's Loan Account.





Term Credit and Security Agreement                                        Page 9

                 7.3 Borrower does and shall at all times while any Liabilities remain unsatisfied comply with all laws, ordinances, rules and regulations of any governmental authority or entity governing or affecting Borrower, any of its property, the Collateral or any part thereof, and shall immediately notify Bank of any and all actual, alleged or asserted violations of any such laws, ordinances, rules or regulations if such violation would or could have a material adverse effect on Borrower. Without limitation to the generality of the foregoing, Borrower shall comply, and cause to be complied with, all laws, governmental standards and regulations applicable to Borrower or any Collateral in respect of occupational health and safety, toxic and hazardous waste and substances and environmental matters. Borrower promptly shall notify Bank of receipt of any notice of any actual, alleged or asserted violation of any such law, standard or regulation. Borrower hereby agrees to indemnify, defend and hold Bank harmless from all loss, cost, damage, claim and expense incurred by Bank on account of Borrower's breach of any representation, warranty or requirement of this Section, Borrower's failure to perform the obligations of this Section, and/or Borrower's or any Collateral's violating any applicable laws, ordinances, rules or regulations, including, without limitation, any environmental or occupational health and safety laws or regulations. This indemnification shall survive the closing of the Term Loan, payment of the Term Loan and the exercise of any right or remedy under any of the Loan Documents. Borrower represents that there are no pending claims or threats of claims by private or governmental or administrative authorities relating to environmental impairment, conditions, or regulatory requirements involving Borrower or any Collateral.

                 7.4 Borrower shall cause Related Borrower to have maintained, as tested at the end of each fiscal year, a minimum Gross Cash Flow (defined as net profit plus depreciation, amortization and any other expenses which would be classified as non-cash expenses in accordance with generally accepted accounting principles) to Current Maturities of Long Term Debt plus investments in new Seismic Data coverage ratio of .75 to 1 for such fiscal year.

                 7.5 Borrower shall cause Related Borrower to maintain a minimum Tangible Net Worth of not less than $48,000,000 on and after the date hereof. In addition, Borrower shall cause Related Borrower's Tangible Net Worth to increase as of the end of each fiscal year by not less than the greater of (i) $2,500,000 or (ii) fifty percent (50%) of Related Borrower's net income after taxes for the fiscal year then ending.

                 7.6 Borrower shall cause Related Borrower to have a minimum net earnings each fiscal year of not less than the greater of
         (i) $2,500,000 or (ii) fifty percent (50%) of Related Borrower's net income after taxes for the fiscal year then ending.

                 7.7 Promptly after the same shall have become known to Borrower, Borrower shall notify Bank in writing of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, could reasonably be expected to materially impair the ability of Borrower to perform its obligations under the Loan Documents, materially impair the ability of Borrower to carry on its business substantially as now conducted, or which might materially affect the business, operations, properties, assets or conditions, financial or otherwise, of Borrower. Nothing in this Section 7 shall be deemed to extend the maturity date of the Term Loan beyond the time noted in Section 14 hereof.

         SECTION 8. ADDITIONAL NEGATIVE COVENANTS.

         Until all indebtedness of Borrower to Bank has been paid in full and all Liabilities have been satisfied:

                 8.1 Borrower shall not create or permit the creation of any lien upon any of its property, except for Permitted Encumbrances.





Term Credit and Security Agreement                                       Page 10

                 8.2 Borrower shall not borrow any money other than for trade credit in the ordinary course of business unless such loans shall be fully subordinated hereto. Borrower shall not guarantee, endorse or assume, either directly or indirectly, any indebtedness of any other corporation, person, or entity.

                 8.3 Without Bank's prior written consent, Borrower shall not (i) liquidate, discontinue or materially reduce its normal operations with intention to liquidate; (ii) cause, allow or suffer to occur (a) the merger or consolidation of or involving Borrower with or into any corporation, partnership, or other entity; or (b) the sale, leasing, licensing, transfer or other disposal of all or any substantial part of its assets; (iii) acquire any interest(s) in any corporation, partnership or other entity, whether by stock or asset purchase or acquisition or otherwise; (iv) enter into any lease which could be characterized a-s a capitalized lease; or (v) cause, allow, or suffer to occur any change in the nature of the business of Borrower.

                 8.4 Borrower shall not cause, allow or suffer to occur Related Borrower to make any payment of principal upon Related Borrower's Subordinated Debentures without Bank's prior written consent.

                 8.5 Borrower shall not cause, allow or suffer to occur Related Borrower's Total Debt to Tangible Net worth ratio to exceed 1 to 1.

                 8.6 Borrower shall not make or extend or allow to remain outstanding any loans or advances to or investments in Borrower's affiliates, parent, subsidiaries, shareholders, owners, directors, employees, officers, partners, management or other related persons or entities without the prior written consent of Bank in excess of $500,000 in the aggregate. Nothing in this Section 8 shall be deemed to extend the maturity date of the Term Loan beyond the time noted in
         Section 14 hereof.

         SECTION 9. EVENTS OF DEFAULT; ACCELERATION.

         Any or all of the Liabilities, shall be, at the option of Bank and notwithstanding any time or credit allowed by any instrument evidencing any of the Liabilities, immediately due and payable without notice or demand, and the obligation of Bank to make any advances to or on behalf of Borrower shall immediately cease and terminate upon the occurrence of any of the following events of default:

                 (a) default in the payment or performance, when due or payable, of any of the Liabilities, or of any liability or obligation (whether now or hereafter existing, arising or incurred, direct or indirect, conditional or unconditional) of any endorser, guarantor, or surety for any of the Liabilities;

                  (b) failure by Borrower or any other person or entity, as applicable, to (i) pay or perform any act or obligation imposed hereby or by any of the other Loan Documents, or (ii) comply with any of the terms, conditions, warranties, covenants or requirements contained or referenced in one or more of the Loan Documents;

                 (c) failure of Borrower or any other person or entity, as applicable, to pay when due (i) any tax (unless such tax is being diligently contested in good faith by appropriate proceedings which contest does not or could not, in Bank's reasonable opinion, materially jeopardize Bank's rights or priority in or to any Collateral) or (ii) any premium on any (a) insurance policy assigned to Bank, or (b) any insurance covering any Collateral;

                 (d) if any warranty or representation contained herein shall prove false or materially misleading or if Borrower or any endorser, guarantor or surety for any of the Liabilities made or makes any other material misrepresentation to Bank for the purpose of obtaining credit or any extension of credit;





Term Credit and Security Agreement                                       Page 11

                 (e) failure of Borrower or any endorser, guarantor, or surety for any of the Liabilities to furnish financial information or to permit the inspection of the books or records or Collateral of Borrower or of any endorser, guarantor or surety for any of the Liabilities;

                 (f) issuance of an injunction, attachment or judgment against Borrower or any endorser, guarantor or surety for any of the Liabilities, or of any property of such persons or entities, if such injunction, attachment or judgment does or could, in Bank's reasonable opinion, materially jeopardize Bank's rights or priority in or to any Collateral and is not dissolved, discharged or bonded within thirty (30) days of the issuance thereof; the general assignment for the benefit of creditors, or filing a petition in bankruptcy, by Borrower or any endorser, guarantor or surety for any of the Liabilities; the filing of a petition in bankruptcy against Borrower or any endorser, guarantor or surety for any of the Liabilities if such petition is not dismissed within sixty (60) days; if Borrower or any endorser, guarantor or surety for any of the Liabilities shall file an application in any court for the appointment of a receiver for Borrower or any such other person or entity; the appointment of a receiver for Borrower or any endorser, guarantor or surety for any of the Liabilities; or the death, dissolution, incapacity or liquidation of Borrower or any endorser, guarantor or surety for any of the Liabilities;

                 (g) calling of a meeting of creditors, appointment of a committee of creditors or liquidation agents, or offering of a composition or extension to creditors by Borrower or by any endorser, guarantor or surety for any of the Liabilities;

                 (h) bankruptcy or Insolvency of Borrower or of any endorser, guarantor or surety for any of the Liabilities;

                 (i) any change in the nature of the business of or acquisition by a person, entity, corporation or group of more than fifty percent (50%) of the outstanding voting stock or securities of Borrower or Related Borrower (except for such an acquisition of Borrower, voting stock or securities by a fifty-one percent (51%) or more owned subsidiary of Related Borrower) without the prior written consent of Bank;

                 (j) failure of Borrower or any other person or entity, as applicable, to maintain any insurance required hereunder and/or assigned or pledged to Bank in connection herewith;

                 (k) occurrence or continuation of any default or event of default by or attributable to Borrower under or in connection with any mortgage, lease, Participation Agreement, Licensing Agreement, security agreement, note, bond indenture, loan agreement or similar instrument or agreement to which Borrower is now or may hereafter be a party or by which Borrower or any of its property (including, without limitation, the Collateral) is now or may hereafter be bound or affected if such default or event of default would or could have a material adverse effect on Borrower;

                 (l) fraud or material misrepresentation by Borrower (or any of its agents or employees) in connection with any transactions contemplated hereby;

                 (m) such a change in the condition or affairs (financial or otherwise) of Borrower or of any endorser, guarantor or surety for any of the Liabilities or of the Collateral or any other source of repayment of or security for any of the Liabilities which, in the opinion of Bank, impairs Bank's security or increases its risk;





Term Credit and Security Agreement                                       Page 12

                 (n) breach or violation of or failure to abide by any covenant, term or provision of this Agreement, the Note or any of the other Loan Documents; or the termination, cancellation or revocation of any Loan Document without Bank's consent or the determination by Bank that a material portion of the Accounts or any of the Loan Documents is void, voidable or unenforceable;

                 (o) Borrower's discontinuing doing business for any reason; or

                 (p) any default or event of default under the Note, the Related Loan Documents or any of the other Loan Documents.

                 Provided, however, that Borrower shall not be in default hereunder upon the failure by Borrower or any other person or entity, as applicable, to perform any act or obligation, or comply with any of the terms, conditions, covenants or requirements contained in, any of Sections 2.6, 7.1 or 7.2 hereof, or upon the occurrence of any event of default described in Section 9(c), 9(j) or 9(m) hereof unless Borrower has failed to cure any such default within five (5) business days after notice from Bank of the existence of such default.

         SECTION 10. POWER TO SELL OR COLLECT COLLATERAL UPON THE OCCURRENCE OF ANY OF THE ABOVE EVENTS OF DEFAULT AND AT ANY TIME THEREAFTER. Upon the occurrence of an), of the above events of default and at any time thereafter, Bank shall have, in addition to all other rights and remedies, the remedies of a secured party under the Uniform Commercial Code of Alabama (regardless of whether the Uniform Commercial Code has been enacted in the jurisdiction where rights or remedies are asserted), including, without limitation, the right to take possession of the Collateral, and for that purpose Bank may, so far as Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom or take possession of same and/or store the same on such premises pending disposition under the terms of this Agreement or applicable law; and insofar as Collateral shall consist of Accounts Receivable, insurance policies, instruments, chattel paper, general intangibles, choices in action or the like, Bank may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon Collateral as Bank may determine, whether or not Liabilities or Collateral are then due, and for the purpose of realizing Bank's rights therein, Bank may receive, open and dispose of mail addressed to Borrower and endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage or any form of Collateral on behalf of and in the name of Borrower as Borrower's attorney-in-fact for such purpose. Bank may require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Bank shall give to Borrower at least five (5) days' written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Bank may, at any time, in its discretion, transfer any securities or other property constituting Collateral into its own name or that of its nominee and receive the income therefrom and hold the same as security for the Liabilities or apply it on principal, interest, charges or expenses due on Liabilities in any manner deemed appropriate by Bank. Bank may apply Collateral and the Proceeds from any Collateral against the Liabilities secured hereby in any manner deemed appropriate by Bank. The enumeration of the foregoing rights is not intended to be exhaustive, and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. As against the obligations secured hereby, to the extent allowed by law, Borrower hereby expressly waives all claims and all rights to claim any exemptions, both as to personal and real property, allowed or allowable under the Constitution or laws of the United States, the State of Alabama or any other jurisdiction. Any notice to Borrower of sale, disposition or other intended action by Bank, required by law to be given to Borrower, sent to Borrower at the address of Borrower shown on the first page of this Agreement or at such other address





Term Credit and Security Agreement                                       Page 13
         of Borrower as may from time to time be shown on Bank's records, at least five (5) days prior to such action, shall constitute reasonable notice to Borrower.

         SECTION 11. SET OFF. Bank and any participant and any holder of all or any part of the Liabilities are hereby given as additional security for all Liabilities a continuing lien and security interest in and upon any and all moneys, securities and other property of Borrower, and the Proceeds thereof, now or hereafter held or received by or in transit to Bank (or such participant or holder) from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposit balances (general or special) and credits of Borrower with, and any and all claims of Borrower against Bank (or such participant or holder) at any time existing, and upon the occurrence of an event of default hereunder, Bank (or such participant or holder) may apply or set off the same against the Liabilities secured hereby in any manner deemed appropriate by Bank (or such participant or holder). Borrower agrees that any other person or entity purchasing a participation from Bank may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such person or entity were the direct creditor of Borrower in the amount of such participation.

         SECTION 12. NO WAIVERS. Borrower waives demand, presentment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of acceptance of this Agreement, and notice of advances and loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to the Liabilities and Collateral, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of any or all of the Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Bank may deem advisable. Bank shall have no duty as to the collection or protection of any or all of the Collateral or any income therefrom, nor as to the preservation of any rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody of Collateral in its possession. Bank may exercise its rights with respect to Collateral without resorting or regard to other Collateral or sources of reimbursement for the Liabilities. Bank shall not be deemed to have waived any of its rights upon or under any of the Liabilities or Collateral unless such waiver be in writing and signed by Bank. No course of dealing and no delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any further occasion. All rights and remedies of Bank with respect to Liabilities or Collateral, whether evidenced hereby, by any of the other Loan Documents or by any other instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

         SECTION 13. EXPENSES, PROCEEDS OF COLLATERAL. Irrespective of whether the proceeds of the Term Loan are disbursed, Borrower shall pay all fees and expenses, including, without limitation, legal fees and expenses, filing fees, insurance premiums and expenses, appraisal fees, liabilities and expenses, recording costs and taxes incurred by Bank or Borrower from time to time in connection with the preparation and closing, filing, administration, amendment, and modification of the Term Loan, this Agreement, the Note, and other Loan Documents and those documents and instruments associated with the perfection and creation of the security interests granted pursuant hereto or pursuant to any of the other Loan Documents. Borrower shall pay to Bank on demand any and all such fees and expenses together with any and all fees, expenses and costs (a) of collection or (b) otherwise incurred or paid by Bank in protecting or enforcing its rights upon or with respect to any of the Liabilities, the Loan Documents or the Collateral (including, without limitation, reasonable counsel fees, including, without limitation, those incurred in connection with any appeal or any bankruptcy proceedings). After deducting all of said expenses, the residue of any proceeds of collection or sale of Liabilities or Collateral shall be applied to the payment of principal of, interest on, and charges and expenses related to the Liabilities in such order or preference as Bank may





Term Credit and Security Agreement                                       Page 14
         determine, and, lo the extent allowed by law, any excess shall be returned to Borrower and Borrower shall remain liable for any deficiency.

         SECTION 14. DURATION; EXTENSION. The final maturity date of the Term Loan shall be June 1, 1998, at which time all principal, interest, charges and expenses outstanding hereunder, under the Note or under any of the other Loan Documents (regarding the Term Loan) shall be due and payable in full unless due sooner under the terms of the Note, this Agreement or any of the other Loan Documents. No modification or amendment of this Agreement or extension of the maturity date of the Term Loan shall be effective unless placed in writing and.duly executed by Bank and Borrower. It is expressly agreed that this Agreement shall survive the maturity of the Term Loan in all respects necessary for Bank to exercise its rights and remedies hereunder and with respect to the Collateral. The maturity of the Term Loan shall in no way affect any transactions entered into or rights created or obligations incurred prior to such maturity; rather, such rights and obligations shall be fully operative until the same are fully disposed of, concluded and/or liquidated. Without limitation to the generality of the foregoing, such maturity shall not release nor diminish any of
         (i) Borrower's obligations and agreements, or (ii) Bank's rights and remedies arising hereunder or in connection herewith until full payment and performance of all of the Liabilities. This Agreement shall be a continuing agreement in every respect.

         SECTION 15. GENERAL. Any demand upon or notice to Borrower that Bank may elect to give shall be effective upon delivery if such notice is given personally, or upon dispatch if deposited in the mails or delivered to a telegraph, wireless or radio company addressed to Borrower at the address noted on the first page of this Agreement or, if Borrower has notified Bank in writing of a change of address, to Borrower's last address so notified. Demands or notices addressed to Borrower's address at which Bank customarily communicates with Borrower shall also be effective. If at any time or times by assignment or otherwise Bank transfers any Liabilities (either separately or together with the Collateral therefor), such transfer shall carry with it Bank's powers and rights under this Agreement with respect to the Liabilities and/or Collateral transferred, and the transferee shall become vested with said powers and rights whether or not they are specifically referred to in the transfer. If and to the extent Bank retains any other Liabilities or Collateral, Bank will continue to have the rights and powers herein set forth with respect thereto. THIS AGREEMENT AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA, EXCEPT THAT ANY CONFLICT OF LAWS RULE OF SUCH JURISDICTION THAT WOULD REQUIRE REFERENCE TO THE LAWS OF SOME OTHER JURISDICTION SHALL BE DISREGARDED. ANY SUITS, CLAIMS OR CAUSES OF ACTION ARISING DIRECTLY OR INDIRECTLY FROM THIS AGREEMENT, THE NOTE, OR ANY OTHER AGREEMENTS OR INSTRUMENTS BETWEEN BANK AND BORROWER RELATING TO SUCH DOCUMENTS SHALL BE BROUGHT IN A COURT OF APPROPRIATE JURISDICTION ONLY IN JEFFERSON COUNTY, ALABAMA AND OBJECTIONS TO VENUE AND PERSONAL JURISDICTION IN SUCH FORUM ARE HEREBY EXPRESSLY WAIVED. BORROWER AGREES THAT THE TERM LOAN, THIS AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF ALABAMA, INCLUDING, WITHOUT LIMITATION, APPLICABLE USURY LAWS. THIS AGREEMENT HAS BEEN NEGOTIATED AND IS BEING EXECUTED AND DELIVERED IN THE STATE OF ALABAMA, OR IF EXECUTED ELSEWHERE, SHALL BECOME EFFECTIVE UPON BANK'S RECEIPT AND ACCEPTANCE OF THE EXECUTED ORIGINAL OF THIS AGREEMENT IN THE STATE OF ALABAMA; PROVIDED, HOWEVER, THAT BANK SHALL HAVE NO OBLIGATION TO GIVE, NOR SHALL BORROWER BE ENTITLED TO RECEIVE ANY NOTICE OF SUCH ACCEPTANCE FOR THIS AGREEMENT TO BECOME A BINDING OBLIGATION OF BORROWER. IT IS INTENDED, AND BORROWER AND BANK SPECIFICALLY AGREE, THAT THE LAWS OF THE STATE OF ALABAMA GOVERNING INTEREST SHALL APPLY TO THIS





Term Credit and Security Agreement                                       Page 15

         TRANSACTION. BORROWER HEREBY ACKNOWLEDGES THAT (I) THE NEGOTIATION, EXECUTION, AND DELIVERY OF THE LOAN DOCUMENTS CONSTITUTE THE TRANSACTION OF BUSINESS WITHIN THE STATE OF ALABAMA, (II) ANY CAUSE OF ACTION ARISING UNDER ANY OF SAID LOAN DOCUMENTS WILL BE A CAUSE OF ACTION ARISING FROM SUCH TRANSACTION OF BUSINESS, AND (III) BORROWER UNDERSTANDS, ANTICIPATES, AND FORESEES THAT ANY ACTION FOR ENFORCEMENT OF PAYMENT OF BORROWER'S LIABILITIES OR THE LOAN DOCUMENTS MAY BE BROUGHT AGAINST IT IN THE STATE OF ALABAMA. TO THE EXTENT ALLOWED BY LAW, BORROWER HEREBY SUBMITS TO JURISDICTION IN THE STATE OF ALABAMA FOR ANY ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH BORROWER'S LIABILITIES OR THE LOAN DOCUMENTS AND WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE OR JURISDICTION TO OBJECT TO JURISDICTION OR VENUE WITHIN JEFFERSON COUNTY, ALABAMA; NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS PARAGRAPH SHALL PREVENT BANK FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST BORROWER, ANY GUARANTOR, ANY SECURITY FOR THE LIABILITIES, OR ANY OF BORROWER'S OR ANY GUARANTOR'S PROPERTIES IN ANY OTHER COUNTY, STATE, OR JURISDICTION. INITIATING SUCH ACTION OR PROCEEDING OR TAKING ANY SUCH ACTION IN ANY OTHER STATE SHALL IN NO EVENT CONSTITUTE A WAIVER BY BANK OF ANY OF THE FOREGOING. Nothing contained herein, or in any of the documents contemplated hereby, shall be deemed to render Bank on the one hand, and Borrower on the other hand, partners or venturers for any purpose. This Agreement is intended to take effect as a sealed instrument.

         SECTION 16. COMPLIANCE WITH LAWS. It is the intention of Bank and Borrower to conform strictly to any applicable usury laws (including, without limitation, the laws of Texas and the United States if and to the extent such laws other than Alabama laws are deemed applicable notwithstanding Section 15 above). Accordingly, if the transactions contemplated hereby would be usurious under any applicable law (notwithstanding Section 15 above) then, in that event, notwithstanding anything to the contrary in this Agreement, the other Loan Documents, or any other agreement or instrument entered into in connection with or as security for or guaranteeing the Term Loan, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged, or received by Bank under the Loan Documents or under any other agreement or instrument entered into in connection with or as security for or guaranteeing the Term Loan shall under no circumstances exceed the Highest Lawful Rate (as defined below), and any excess shall be cancelled automatically and, if theretofore paid, shall, at the option of Bank, be credited by Bank on the principal amount of any indebtedness owed to Bank by Borrower or refunded by Bank to Borrower, and (ii) in the event that the payment of the Term Loan is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Bank may never include more than the Highest Lawful Rate and excess interest, if any, to Bank provided for in the Loan Documents or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of Bank, be credited by Bank on the principal amount of any indebtedness owed to Bank by Borrower or refunded by Bank to Borrower.

         "Highest Lawful Rate" means the maximum non-usurious interest rate (computed on the basis of a year of 365 or 366 days, as applicable) that at any time or from time to time may be contracted for, taken, reserved, charged, or received on amounts due to Bank, under laws applicable to Bank with regard to this Agreement that are presently in effect or, to the extent allowed by law, under such applicable laws that allow a higher maximum non-usurious rate than applicable laws now allow.

         SECTION 17. MISCELLANEOUS. In the event of actual conflict in the terms and provisions of this Agreement and any of the other Loan Documents or any other document, instrument or agreement executed in connection with this Agreement or described or referred to in this Agreement, the terms and provisions





Term Credit and Security Agreement                                       Page 16
         most favorable to Bank shall control. No modification, consent, amendment or waiver of any provision of this Agreement or any of the other Loan Documents, nor consent to any departure by Borrower or Related Borrower (as applicable) therefrom, shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given. This Agreement and each of the other Loan Documents are binding upon Borrower and Related Borrower (as applicable), their respective successors and assigns, and inure to the benefit of Bank, its respective successors and assigns. All representations and warranties of Borrower and Related Borrower (as applicable) herein, and all covenants and agreements herein, in the other Loan Documents, or in any other document delivered hereunder or in connection herewith that are not fully performed before the date of this Agreement, shall survive such date.

         This Agreement and each of the other Loan Documents shall be deemed to be drafted by all parties hereto and shall not be construed against any party hereto. In the event any one or more of the terms or provisions contained in this Agreement, in any of the other Loan Documents or in any other instrument or agreement referred to herein or executed in connection with or as security for the Liabilities, or any application thereof to any person or circumstances, shall be declared prohibited, illegal, invalid or unenforceable to any extent in any jurisdiction, as determined by a court of competent jurisdiction, such term or provision, in that jurisdiction, shall be ineffective only to the extent of such prohibition, illegality, invalidity or unenforceability, or as applied to such persons or circumstances, without invalidating or rendering unenforceable the remaining terms or provisions hereof or thereof or affecting the validity or enforceability of such term or provision in any other jurisdiction or as to other persons or circumstances in such jurisdiction, unless such would effect a substantial deviation from the general intent and purpose of the parties, make a significant change in the economic effect of the transactions contemplated herein on Bank, or impair the validity or perfection of Bank's security interest in any Collateral or the validity of any guaranty or other security for the Liabilities, in which event a substitute provision shall be supplied by the court in order to provide Bank with the benefits intended by such invalid term or provision.

         IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals on this 15th day of July, 1993.

                                            BORROWER:

WITNESS:                                    SEITEL GEOPHYSICAL, INC.


By: /s/ [illegible signature]               By: /s/ Debra D. Valice
                                            Its: Secretary/Treasurer

                                            BANK:

                                            CENTRAL BANK OF THE SOUTH

                                            By: /s/ Terry W. Gasken
                                            Its:  Vice President





Term Credit and Security Agreement                                       Page 17

STATE OF
         -----------
COUNTY OF
          ----------

         I, the undersigned Notary Public, in and for said County in said State, hereby certify that Debra D. Valice, whose name as Secretary/Treasurer of SEITEL GEOPHYSICAL, INC., a Delaware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 15th day of July, 1993.


                                            /s/
                                            Notary Public
[NOTARIAL SEAL]                             My commission expires: 4-18-94


STATE OF
         --------------
COUNTY OF
          -------------

         Before me, the undersigned notary public in and for said County in said State, on this day personally appeared ________________, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be ______________ of SEITEL GEOPHYSICAL, INC., a Delaware corporation, and acknowledged to me that _he executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

         Given under my hand this the     day of                   , 1993.
                                      ---        ------------------


                                          --------------------------------------
                                          Notary Public
[NOTARIAL SEAL]                           My commission expires:





Term Credit and Security Agreement                                       Page 18

STATE OF ALABAMA

COUNTY OF JEFFERSON

         I, the undersigned Notary Public, in and for said County in said State, hereby certify that Terry W. Gasken, whose name as Vice President of CENTRAL BANK OF THE SOUTH, an Alabama banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 15th day of July, 1993.


                                            /s/
                                            Notary Public
[NOTARIAL SEAL]                             My commission expires: 4/18/94





Term Credit and Security Agreement                                       Page 19

                          LOAN MODIFICATION AGREEMENT
                        AND AMENDMENT TO LOAN DOCUMENTS


         THIS LOAN MODIFICATION AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS (this "Agreement") is being entered into effective as of the 28th day of December, 1995, by and between COMPASS BANK, an Alabama state banking corporation ("Bank") and SEITEL GEOPHYSICAL, INC., a Delaware corporation ("Borrower").

                                P R E A M B L E

         In July, 1993, Bank and Borrower executed that certain Term Credit and Security Agreement (the "Agreement") governing Borrower's $4,300,000 term loan (the "Term Loan"). In connection with the Term Loan, Borrower executed in favor of Bank that certain Term Note in the principal amount of FOUR MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($4,300,000.00) (the "Note"), along with other loan documents and instruments evidencing, securing, relating to, guaranteeing or otherwise executed or delivered in connection with the Term Loan (jointly and severally with the Agreement and the Note, the "Loan Documents").

         Effective as of the date set forth above, Borrower requested, and Bank agreed, to modify certain financial covenants relating to the Term Loan as more specifically set forth below.

                               A G R E E M E N T

         NOW, THEREFORE, in consideration of the premises, the mutual agreements of the parties as set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Bank to modify certain financial covenants relating to the Term Loan, the parties, intending to be legally bound hereby, agree as follows:

         1. AMENDMENT OF AGREEMENT. The Agreement shall be and the same hereby is amended as follows:





LOAN MODIFICATION AGREEMENT AND
AMENDMENT TO LOAN DOCUMENTS -- 12/27/95                                   Page 1

         (i) Section 7.4 of the Agreement shall be deleted and replaced as follows:

                 "7.4 Reserved for Future Use."

         (ii) Section 7.5 of the Agreement shall be deleted and replaced as follows:

                 "7.5 Reserved For Future Use."

         (iii) Section 7.6 of the Agreement shall be deleted and replaced as follows:

                 "7.6 Reserved For Future Use."

         (iv) Section 8.5 of the Agreement shall be deleted and replaced as follows:

                 "8.5 Reserved For Future Use."

         (v) New Section 8.7 of the Agreement shall be inserted after existing Section 8.6 and read in its entirety as follows:

                 "8.7 The Borrower shall not cause, allow or suffer the Company nor any Subsidiary of the Company to incur any Debt if after giving effect thereto, the ratio of the Company's Consolidated Debt to Total Capitalization would exceed fifty percent (50%)."

         (vi) New Section 8.8 of the Agreement shall be inserted thereafter and read in its entirety as follows:

                 "8.8 The Borrower shall not cause, allow or suffer to occur at any time the Company's Consolidated Net Worth to be less than the sum of (a) Ninety Million Dollars ($90,000,000) plus (b) an aggregate amount equal to fifty percent (50%) of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year of the Company beginning with the fiscal year ending December 31, 1995."

         (vii) New Section 8.9 of the Agreement shall be inserted thereafter and read in its entirety as follows:

                 "8.9 The Borrower shall not cause, allow or suffer to occur at any time (a) EBITDA for the period of four consecutive fiscal quarters of the Company then most recently ended to be less than (b) five hundred percent (500%) of Consolidated Interest Expense for such period."

         (viii) New Section 8.10 shall be inserted thereafter and read in its entirety as follows:

                 "8.10 As used in Sections 8.7, 8.8 and 8.9, capitalized terms shall have the meaning attributed to the same in Schedule B hereto."





LOAN MODIFICATION AGREEMENT AND
AMENDMENT TO LOAN DOCUMENTS -- 12/27/95                                   Page 2

         (ix)    By adding Schedule B hereto as Schedule B to the Agreement.

         2. EFFECT ON LOAN DOCUMENTS. Each of the Loan Documents shall be deemed amended as set forth hereinabove and to the extent necessary to carry out the intent of this Agreement. Without limiting the generality of the foregoing, each reference in the Loan Documents to the Agreement or any other Loan Documents shall be deemed to be references to said documents, as amended hereby. Except as is expressly set forth herein, all of the Loan Documents shall remain in full force and effect in accordance with their respective terms and shall continue to evidence, secure, guarantee or relate to, as the case may be, the Term Loan.

         3. REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in the Loan Documents is hereby reaffirmed as of the date hereof, and Borrower hereby represents that Borrower has no offsets or claims against Bank arising under, related to, or connected with the Term Loan or any of the Loan Documents.

         4. ADDITIONAL DOCUMENTATION: EXPENSES. If Bank shall request, Borrower shall provide to Bank certified copies of resolutions properly authorizing the transactions contemplated hereby and the execution of this Agreement, all other documents and instruments being executed in connection herewith and all other documents and instruments required by Bank, all in form and substance satisfactory to Bank. Borrower shall pay any recording fees and all other expenses (including, without limitation, legal fees) incurred by Bank and Borrower in connection with the modification of the Term Loan and any other transactions contemplated hereby.

         5. EXECUTION AND EFFECTIVENESS. This Agreement has been negotiated, and is being executed and delivered, in the State of Alabama, or, if executed elsewhere, shall become effective upon Bank's receipt and acceptance of the original of this Agreement (or a facsimile thereof) in the State of Alabama; provided, however, that Bank shall have no obligation to give, nor shall Borrower be entitled to receive, any notice of such acceptance for this Agreement to become a binding obligation of Borrower.





LOAN MODIFICATION AGREEMENT AND
AMENDMENT TO LOAN DOCUMENTS -- 12/27/95                                   Page 3

         IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed effective as of the date first set forth above.

                                        BORROWER:

WITNESS:                                SEITEL GEOPHYSICAL, INC.



/s/ MARCIA H. KENDRICK                  By /s/ DEBRA D. VALICE
----------------------------------        ------------------------------------
                                        Its Vice President and Secretary
                                            Treasurer
                                           -----------------------------------


                                        BANK:

WITNESS:                                COMPASS BANK



/s/ ANNE CHANDLER                       By /s/ JAY P. ACKLEY
----------------------------------        ------------------------------------
                                        Its Assistant Vice President
                                           -----------------------------------



STATE OF TEXAS                    )
         -------------------------
                                  :
COUNTY OF HARRIS                  )
          ------------------------

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that Debra D. Valice whose name as Secretary/Treasurer of SEITEL GEOPHYSICAL, INC., a corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, _he, as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 7th day of February 1996.




                                        /s/ JON R. FONTENOT
                                        ---------------------------------------
                                        Notary Public
[NOTARY SEAL]

                                        My Commission Expires: April 13, 1999
                                                               ----------------




LOAN MODIFICATION AGREEMENT AND
AMENDMENT TO LOAN DOCUMENTS -- 12/27/95                                   Page 4

STATE OF Alabama       )
                       :
COUNTY OF Jefferson    )

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that Jay P. Ackley whose name as Assistant Vice President of COMPASS BANK, an Alabama banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, _he, as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 13th day of February 1996.



                                       /s/ ANNE H. CHANDLER
                                       ---------------------------------------
                                       Notary Public
[NOTARY SEAL]
                                       My Commission Expires: April 13, 1998
                                                             -----------------





LOAN MODIFICATION AGREEMENT AND
AMENDMENT TO LOAN DOCUMENTS -- 12/27/95                                   Page 5

                                   SCHEDULE B
                                 DEFINED TERMS

         As used in Sections 8.7, 8.8, and 8.9 of the Agreement, the following terms have the respective set forth below:

         Bank -- means Compass Bank, an Alabama state banking corporation.

         Board of Directors -- means the Board of Directors of the Company.

         Borrower -- means Seitel Geophysical, Inc., a Delaware corporation.

         Capital Lease -- means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         Capital Lease Obligation -- means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         Company -- means Seitel, Inc., a Delaware corporation and the parent corporation of Borrower.

         Consolidated Debt -- means, as of any date of determination, the total of all Debt of the Company and the Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP.

         Consolidated Interest Expense -- means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP):

                 (a) all interest in respect of Debt of the Company and the Restricted Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, and

                 (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

         Consolidated Net Income -- means, with reference to any period, the net income (or loss) of the Company and the Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP, provided, there shall be excluded:

                 (a) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets),

                 (b) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such other Person prior to the date of acquisition,

                 (c) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets,

                 (d) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities),

                 (e) any portion of such net income that cannot be freely converted into United States Dollars,

                 (f) the income (or loss) of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Restricted Subsidiary in the form of cash dividends or similar cash distributions,

                 (g) any gain arising from the acquisition of any security, or the extinguishment, under GAAP, of any Debt of the Company or any Restricted Subsidiary,

                 (h) any net income or gain or any net loss during such period from (i) any change in accounting principles in accordance with GAAP or (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, and

                 (i) any net income or gain (but not any net loss) during such period from (i) any extraordinary items or (ii) any discontinued operations or the disposition thereof.

         Consolidated Net Worth -- means, at any time, the total stockholders' equity which would be shown in consolidated financial statements of the Company and the Restricted Subsidiaries prepared at such time in accordance with GAAP.

         Debt -- means, with respect to any Person, without duplication

                 (a)      its obligations for borrowed money;

                 (b) its obligations in respect of banker's acceptances, other acceptances, letters of credit and other instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (whether or not incurred in connection with the borrowing of money);

                 (c) its obligations that are evidenced by bonds, notes, debentures or similar instruments;

                 (d) its obligations for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all obligations created or arising under any conditional sale or other title retention agreement with respect to any such property);

                 (e)      its Capital Lease Obligations;

                 (f) its obligations in respect of all mandatorily redeemable preferred stock of such Person;

                 (g) its obligations for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such obligations); and

                 (h) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (h) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         EBITDA -- means, in respect of any period, Consolidated Net Income for such period minus

                 (a) to the extent added in the computation of such Consolidated Net Income, each of the following:

                          (i) extraordinary gains net of extraordinary losses, and

                          (ii) gains, net of losses, arising from the disposition of property other than in the ordinary course of business, plus

                 (b) to the extent deducted in the computation of such Consolidated Net Income, each of the following:

                          (i) Consolidated Interest Expense, net of interest and other investment income,

                          (ii) taxes imposed on or measured by income or excess profits of the Company and the Restricted Subsidiaries,

                          (iii) the amount of all depreciation, depletion and amortization allowances and other non-cash expenses of the Company and the Restricted Subsidiaries,

                          (iv) extraordinary losses, net of extraordinary gains, and

                          (v) losses, net of gains, arising from the disposition of property other than in the ordinary course of business.

         Equity Interest -- means

                 (a) the outstanding Voting Stock of a corporation or other business entity,

                 (b) the interest in the capital or profits of a corporation, limited liability company, partnership or joint venture, or

                 (c)      the beneficial interest in a trust or estate.

         GAAP -- means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, options and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

         Guaranty -- means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

                 (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                 (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                 (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                 (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obliger under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obliger.

         Person -- means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         Restricted Subsidiary -- means and includes each and every Subsidiary other than any Subsidiary which, at the time of any determination hereunder, has been designated by the Board of Directors and by written notice to the Bank to be an Unrestricted Subsidiary; provided in any event, that each of the following shall at all times constitute a Restricted Subsidiary:

                 (a) each Subsidiary of the Company as of December 28, 1995; and

                 (b) each Subsidiary which owns, directly -or indirectly, more than fifty percent (demo) of the Equity Interest of a Restricted Subsidiary.

         Subsidiary -- means, as to any Person, any corporation, limited liability company, partnership, joint venture, trust or estate in which such Person or one or more of the Subsidiaries or such Person and one or more of the Subsidiaries own more than fifty percent (judo) of the Equity Interest. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         Total Capitalization -- means, at any time, the sum of Consolidated Debt plus Consolidated Net Worth, in each case at such time.

         Unrestricted Subsidiary -- means each Subsidiary other than a Restricted Subsidiary.

         Voting Stock -- shall mean the capital stock or similar interest of any class or classes (however designated) of a corporation or other business entity, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the members of the board of directors (or Persons performing similar functions) of a corporation or other business entity.

                   ASSUMPTION AND LOAN MODIFICATION AGREEMENT

         THIS ASSUMPTION AND LOAN MODIFICATION AGREEMENT (this "Agreement") is entered into effective as of December 31, 1996 (this "Agreement") and is by and among SEITEL GEOPHYSICAL, INC. a Delaware corporation ("Seitel"), EAGLE GEOPHYSICAL, INC., a Delaware corporation ("Eagle"), COMPASS BANK (f/k/a Central Bank of the South), an Alabama state banking corporation ("Compass"), and SEITEL, INC., a Delaware corporation (the "Guarantor").

         All capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in that certain Term Credit and Security Agreement dated as of July 15, 1993, together with any Schedules thereto, al as amended (the "Loan Agreement") between Seitel and Compass.

                              W I T N E S S E T H:

         WHEREAS, Seitel and Compass are parties to the Loan Agreement.

         WHEREAS, the Guarantor has provided to Compass a guaranty of, inter alia, all amounts due and payable by Seitel under the Loan Agreement, the Note and all other Loan Documents pursuant to that certain Continuing Guaranty (Unlimited) dated July 15, 1993 executed by Guarantor in favor of Compass, as amended (the "Guaranty").

         WHEREAS, Seitel wishes to assign and delegate to Eagle all of its right, title, interests and obligations in, to and under the Loan Agreement, the Note, and the Loan Documents and Eagle wishes to accept such assignment and delegation.

         WHEREAS, the parties hereto have entered into this Agreement to, among other things, (a) acknowledge and consent to the assignment and delegation from Seitel to Eagle on the terms and conditions hereinafter set forth and (b) provide for the Guarantor to acknowledge its continuing obligations under the Guaranty with respect to Eagle.

                               A G R E E M E N T

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Assignment, Assumption and Modification. Seitel, in its capacity as Borrower under the Loan Agreement, the Note and all the other Loan Documents, hereby assigns and delegates to Eagle all of Seitel's rights, title, interests and obligations in, to and under the Loan Agreement, the Note, and the other Loan Documents pursuant to that certain Contribution and Assumption Agreement effective as of December 31, 1996 (the "Contribution Agreement") between Seitel and Eagle. Eagle hereby accepts and agrees to perform such assignment and delegation and acknowledges and agrees that from and after December 31, 1996 (the "Effective Date") it shall be a party to and be the "Borrower" for all purposes under the Loan Agreement, the Note, the Guaranty and all the other Loan Documents executed in connection therewith and agrees to be bound by all of the terms of, and to assume, undertake and perform all the obligations and liabilities of, the Borrower as set forth therein whether such obligations and liabilities arise prior to, on or after the Effective Date. Without limiting the foregoing, the Loan Documents shall be and the same hereby are amended by deleting any and all references to the name "Seitel Geophysical, Inc." and substituting in place thereof the name "Eagle Geophysical, Inc." The Loan Documents also shall be and the same hereby are amended by deleting any and all references to "Central Bank of the South" and substituting in place thereof "Compass Bank".

         2. Consent to Assignment. Compass hereby, subject to the terms of this Agreement, consents to the Contribution Agreement and the assignment and delegation by Seitel to Eagle of all of Seitel's right, title, interests and obligations in, to and under the Loan Agreement, the Note and the other Loan Documents.

         3. Acknowledgement by Guarantor. The Guarantor hereby acknowledges and consents to the Contribution Agreement and this Agreement. Further, the Guarantor agrees that the Guaranty from the Guarantor to Compass guaranteeing all obligations of Seitel to Compass shall guarantee all obligations of Eagle to Compass. Without limiting the foregoing, (i) any and all references in said Guaranty to "Seitel Geophysical, Inc." shall be and hereby are amended to read and refer to "Eagle Geophysical, Inc." and (ii) any and all references in said Guaranty to "Central Bank of the South" shall be and hereby are amended to read and refer to "Compass Bank".

         4. Absence of Defaults. Eagle, as Borrower, and the Guarantor hereby represent and warrant that as of the date hereof no default or event of default currently exists and is continuing with respect to the Borrower or the Guarantor under any of the Loan Documents.

         5. Conditions Precedent. Eagle, as Borrower, and Guarantor agree to deliver to Compass the following items on or before the Effective Date, each in form and substance satisfactory to Compass: (a) the Contribution Agreement duly executed by the parties thereto; (b) this Agreement duly executed by the parties hereto; (c) Good Standing Certificates from business; (d) a legal opinion of counsel to Eagle and the Guarantor in form and substance satisfactory to Compass; and (e) such other certificates, financing statements, resolutions and opinions as deemed necessary or advisable by Compass.

         6. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

        7. Effect on Loan Documents. Each of the Loan Documents shall be deemed amended set forth hereinabove and to the extent necessary to carry out the intent of this Agreement. Without limiting the generality of the foregoing, each reference in the Loan Documents to the Note, the Guaranty or any other Loan Documents shall be deemed to be references to said documents, as heretofore and hereby amended. Except as is expressly set forth herein, all of the Loan Documents shall remain in full force and effect in accordance with their respective terms and shall continue to evidence, secure, guarantee or relate to, as the case may be, the Term Loan.

         8. Representations, Warranties, Covenants, etc. Each representation, warranty, covenant, grant of security interest and other agreement originally made by Seitel and contained or referenced in the Loan Documents is hereby expressly affirmed, adopted, stated and ratified and agreed to by Eagle, and incorporated herein by reference, as if fully set forth herein. Seitel, Eagle and Guarantor hereby represent that neither Seitel, Eagle nor Guarantor has any offsets or claims against Compass arising under, related to, or connected with the Term Loan, the Loan Agreement, the Guaranty or any of the other Loan Documents.

         9. Expenses. Eagle shall pay any recording fees and all other expenses incurred by Compass in connection with this Agreement and any other transactions contemplated hereby, including, without limitation, legal expenses, filing fees and taxes.

         10. Execution by Guarantor. Guarantor has executed this Agreement to evidence its consent to the modification, amendments and other matters described herein, and to acknowledge the continuing effect of its Guaranty and the obligations contained therein.

         11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Alabama.

         12. Continuation of Lien and Security Interest. It is expressly acknowledged and agreed that Eagle is taking the Assets (as defined in the Contribution Agreement) subject to all liens and security interests of Compass in such Assets and nothing contained or implied herein shall be deemed to be, constitute or result in the release of any such liens and security interests.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the Effective Date.


                                        SEITEL GEOPHYSICAL, INC.


                                        By:/s/ Jay N. Silverman
                                        Name: Jay N. Silverman
                                        Title:President



                                        EAGLE GEOPHYSICAL, INC.


                                        By:/s/ Jay N. Silverman
                                        Name: Jay N. Silverman
                                        Title: President



ACKNOWLEDGED, AGREED AND CONSENTED TO:


SEITEL, INC.


By:/s/ Paul A. Frame
Name: Paul A. Frame
Title:President



COMPASS BANK


By: /s/ Jay  P. Ackley
Name: Jay P. Ackley
Title: Asst. Vice President

                                   TERM NOTE

$4,300,000                                                         July 15, 1993
                                                                         Alabama

         FOR VALUE RECEIVED, the undersigned SEITEL GEOPHYSICAL, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of CENTRAL BANK OF THE SOUTH ("Bank"; Bank and any subsequent holder hereof being hereinafter referred to as "Holder"), without grace at its office at 15 South 20th Street, Birmingham, Alabama 35233, or such other place as Holder may direct, in lawful money of the United States of America, with interest, charges and expenses, the principal amount of FOUR MILLION THREE HUNDRED THOUSAND AND NO/1OO DOLLARS ($4,300,000). Payment of principal, interest, charges and expenses shall be in accordance with the following provisions:

         1.      Payments.        Borrower promises to pay (i) monthly
principal and interest installment payments of $86,388.12 each on the first
(1st) day of each month beginning August 1, 1993; and (ii) a final payment of all outstanding principal, accrued and unpaid interest and all related charges and expenses hereunder on June 1, 1998, unless due sooner pursuant to the terms of this Term Note or any of the Security Documents (defined below). In the event Borrower tenders or otherwise desires to make principal reduction pre-payments with good and immediately available funds, Bank will accept such pre-payments and apply the same against the principal balance outstanding hereunder, without penalty.

         2.      Interest.        Except for purposes of calculating the
Highest Lawful Rate (defined below), interest shall be calculated on the basis of a 360-day year applied to the actual number of days upon which principal is outstanding by multiplying the principal amount outstanding by the applicable interest rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360. The applicable interest rate is and shall be equal to 7.61%; provided, however, that in no event shall the interest rate contracted for, taken, reserved, charged or received under this Promissory Note be greater than the Highest Lawful Rate at any time. Adjustments due to changes in the Highest Lawful Rate will be made on the effective date of any change in the Highest Lawful Rate. Unless changed in accordance with law, the applicable method of calculating the usury ceiling rate under Texas law (if and to the extent the same shall be deemed applicable notwithstanding Section 7 below) shall be the indicated (weekly) ceiling rate from time to time in effect, as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended, unless changed in accordance with law.

         It is the intention of Holder and Borrower to conform strictly to any applicable usury laws (including, without limitation the laws of Texas and the United States if and to the extent such laws, other than Alabama laws, are deemed applicable notwithstanding Section 7 below). Accordingly, if the transactions contemplated hereby would be usurious under any applicable law, then, in that event, notwithstanding anything to the contrary in this Term Note, the Security Documents, or any other agreement or instrument entered into in connection with or as security for or guaranteeing payment of the indebtedness evidenced by this Term Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged, or received by Holder under this Term Note, the Security Documents or under any other agreement or instrument entered into in connection with or as security for or guaranteeing payment of the indebtedness evidenced by this Term Note shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be canceled automatically and, if theretofore paid, shall, at the option of Holder, be credited by Holder on the principal amount of any indebtedness owed to Holder by Borrower or refunded by Holder to Borrower, and (ii) in the event that the payment of the indebtedness evidenced by this Term Note or any of the other Liabilities (as defined in the Term Agreement (defined below)) is accelerated or in the event of any required or permitted pre-payment, then such consideration that constitutes interest under law applicable to Holder may never include more

                                                                   Initials: /s/
than the Highest Lawful Rate and excess interest, if any, to Holder, provided for in this Term Note, the Security Documents or otherwise shall be canceled automatically as of the date of such acceleration or pre-payment and, if theretofore paid, shall, at the option of Holder, be credited by Holder on the principal amount of any indebtedness owed to Holder by Borrower or refunded by Holder to Borrower.

         "Highest Lawful Rate" means the maximum non-usurious interest rate (computed on the basis of a year of 365 or 366 days, as applicable) that at any time or from time to time may be contracted for, taken, reserved, charged, or received on amounts due to Holder, under laws applicable to Holder with regard to this Term Note that are presently in effect or, to the extent allowed by law, under such applicable laws that allow a higher maximum non-usurious rate than applicable laws now allow.

         Any principal amounts outstanding hereunder shall continue to bear interest at the rates set forth herein after maturity.

         3.      Security Documents.       The indebtedness evidenced hereby is
secured by the following, along with other documents (the "Security
Documents"):

                 (a) Term Credit and Security Agreement executed by Borrower on or about the date hereof, and all collateral and security referred to therein (the "Term Agreement");

                 (b) Continuing (Unlimited) Guaranty executed by Seitel, Inc. ("Guarantor"); and

                 (c) Revolving Credit and Security Agreement executed by Guarantor on or about the date hereof, and all collateral and security referenced to therein.

         This Term Note is included in the indebtedness referred to in the Security Documents and is entitled to the benefits of those documents, but neither this reference to those documents nor any provisions thereof shall affect or impair the absolute and unconditional obligation of Borrower to pay the principal of, interest on, and charges and expenses related to this Term Note as and when due.

         4.      Events of Default.        In case of the happening of any one
or more of the following events of default:

                 (a) Default in the payment of the principal of, interest on, or charges and expenses related to this Term Note, as and when due;

                 (b) Failure by Borrower or Guarantor to pay or perform any other loan, indebtedness, liability or obligation to as and when due;

                 (c) Failure by Borrower or Guarantor or any other person or entity to observe or comply with any covenant, obligation or provision contained or referenced in this Term Note or in any of the Security Documents or in any other document, agreement or instrument executed in connection with or securing this Term Note (which failure continues beyond any applicable cure period agreed upon by Bank in the Security Documents or otherwise in writing); or

                 (d) The occurrence or continuation of any default or event of default contained, specified or referenced in any of the Security Documents or in any other document, agreement or instrument executed in connection with or securing this Term Note (which is not cured within any applicable cure period agreed upon by Bank in the Security Documents or otherwise in writing); then, or at any time thereafter, Holder may, with or without notice to Borrower, declare this Term Note to be forthwith due and payable, as to principal and interest and related charges and expenses, without presentment, demand, protest, notice of

                                                                   Initials: /s/
         intent to accelerate, notice of acceleration, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any of the Security Documents or in any other instrument executed in connection with or securing this Term Note to the contrary notwithstanding.

         5.      Waivers.         Borrower and any endorser or guarantor hereof
hereby waive demand, presentment for payment, notice of dishonor, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and diligence in collection or bringing suit and agree that Holder may accept partial payment, or release or exchange security or collateral, without discharging or releasing any unreleased collateral or the obligations evidenced hereby. To the extent permitted by applicable law, Borrower further waives any and all rights of exemption, both as to personal and real property, under the constitution or laws of the United States, the State of Alabama, or any other state or jurisdiction.

         6.      Attorneys' Fees and Costs.        Borrower agrees to pay
reasonable attorneys' fees and costs incurred by Holder in collecting or attempting to collect this Term Note, whether by suit or otherwise.

         7. Applicable Law: Assigns. THIS TERM NOTE AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA, EXCEPT THAT ANY CONFLICT OF LAWS RULE OF SUCH JURISDICTION THAT WOULD REQUIRE REFERENCE TO THE LAWS OF SOME OTHER JURISDICTION SHALL BE DISREGARDED. ANY SUITS, CLAIMS OR CAUSES OF ACTION ARISING DIRECTLY OR INDIRECTLY FROM THIS TERM NOTE, THE SECURITY DOCUMENTS OR ANY OTHER AGREEMENTS OR INSTRUMENTS BETWEEN BANK AND BORROWER RELATING TO SUCH DOCUMENTS SHALL BE BROUGHT IN A COURT OF APPROPRIATE JURISDICTION ONLY IN JEFFERSON COUNTY, ALABAMA AND OBJECTIONS TO VENUE AND PERSONAL JURISDICTION IN SUCH FORUM ARE HEREBY EXPRESSLY WAIVED. BORROWER AGREES THAT THIS TERM NOTE AND ALL OTHER AGREEMENTS, INSTRUMENTS AND DOCUMENTS REFERRED TO HEREIN SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF ALABAMA (WITHOUT REGARD TO CHOICE OF LAW CONSIDERATIONS), INCLUDING, WITHOUT LIMITATION, APPLICABLE USURY LAWS. THIS TERM NOTE HAS BEEN NEGOTIATED, AND IS BEING EXECUTED AND DELIVERED IN THE STATE OF ALABAMA, OR, IF EXECUTED ELSEWHERE, SHALL BECOME EFFECTIVE UPON BANK'S RECEIPT AND ACCEPTANCE OF THE EXECUTED ORIGINAL OF THIS TERM NOTE IN THE STATE OF ALABAMA; PROVIDED, HOWEVER, THAT BANK SHALL HAVE NO OBLIGATION TO GIVE, NOR SHALL BORROWER BE ENTITLED TO RECEIVE, ANY NOTICE OF SUCH ACCEPTANCE FOR THIS TERM NOTE TO BECOME A BINDING OBLIGATION OF BORROWER. IT IS INTENDED, AND BORROWER AND BANK SPECIFICALLY AGREE, THAT THE LAWS OF THE STATE OF ALABAMA GOVERNING INTEREST SHALL APPLY TO THIS TERM NOTE AND THIS TRANSACTION.
BORROWER HEREBY ACKNOWLEDGES THAT (I) THE NEGOTIATION, EXECUTION, AND DELIVERY OF THIS TERM NOTE AND THE SECURITY DOCUMENTS CONSTITUTES THE TRANSACTION OF BUSINESS WITHIN THE STATE OF ALABAMA; (II) ANY CAUSE OF ACTION ARISING UNDER THIS TERM NOTE AND/OR ANY OF THE SECURITY DOCUMENTS WILL BE A CAUSE OF ACTION ARISING FROM SUCH TRANSACTION OF BUSINESS; AND (III) BORROWER UNDERSTANDS, ANTICIPATES AND FORESEES THAT ANY ACTION FOR ENFORCEMENT OF THIS TERM NOTE AND/OR ANY OF THE SECURITY DOCUMENTS MAY BE BROUGHT AGAINST BORROWER, ET AL., IN THE STATE OF ALABAMA. TO THE EXTENT ALLOWED BY LAW, BORROWER HEREBY SUBMITS TO JURISDICTION IN THE STATE OF ALABAMA FOR ANY ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THIS TERM NOTE AND/OR ANY OF THE SECURITY DOCUMENTS AND HEREBY WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE OR JURISDICTION TO OBJECT TO JURISDICTION OR VENUE WITHIN JEFFERSON COUNTY, ALABAMA. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS PARAGRAPH SHALL PREVENT BANK FROM BRINGING ANY ACTION OR

                                                                   Initials: /s/

EXERCISING ANY RIGHTS AGAINST BORROWER, ANY GUARANTOR, ANY SECURITY FOR THIS TERM NOTE OR ANY OF BORROWER'S OR ANY GUARANTOR'S PROPERTIES IN ANY OTHER COUNTY, STATE OR JURISDICTION. INITIATING SUCH ACTION OR PROCEEDING OR TAKING ANY SUCH ACTION IN ANY OTHER STATE OR JURISDICTION SHALL IN NO EVENT CONSTITUTE A WAIVER BY BANK OF ANY OF THE FOREGOING. As used herein, the terms "Borrower", "Bank", "Guarantor" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. This Term Note is given under the seal of all parties hereto and it is intended that this Term Note shall constitute and have the effect of a sealed instrument according to law.

         IN WITNESS WHEREOF, Borrower has caused this Term Note to be executed and delivered by its duly authorized officer in Alabama on this the 15th day of July, 1993.

                                          BORROWER:


WITNESS:                                  SEITEL GEOPHYSICAL, INC.

                                          /s/ Debra D. Valice

By:  /s/ [illegible signature]            By: Debra D. Valice
   ----------------------------------         Secretary/Treasurer





STATE OF ALABAMA

COUNTY OF JEFFERSON


         I, the undersigned, Notary Public in and for, said County in said State, hereby certify that Debra D. Valice, whose name as Secretary/Treasurer of SEITEL GEOPHYSICAL, INC., a Delaware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

          Given under my hand this 15th day of July, 1993.


                                          /s/
                                       ----------------------------------------
                                       Notary Public
                                       My Commission Expires:  4-18-94
[NOTARIAL SEAL]

                                                                   Initials: /s/

     CENTRAL BANK OF THE SOUTH P.O. BOX 10566 BIRMINGHAM, ALABAMA 35296

                            SIDE LETTER AGREEMENT

                                July 15, 1993


Ms. Debra Valice
Seitel, Inc.
Seitel Geophysical, Inc.
50 Briar Hollow Lane
7th Floor West
Houston, Texas 77027

Dear Ms. Valice:

Reference is made to that certain Revolving Credit and Security Agreement (the "Revolving Agreement") and that certain Master Revolving Promissory Note (the "Revolving Note") executed by Seitel, Inc. (the "Borrower") on or about the date hereof in connection with Borrower's $10,000,000 revolving line of credit (the "Revolving Line") and that certain Term Credit and Security Agreement (the "Term Agreement") and that certain Term Note (the "Term Note") executed by Seitel Geophysical, Inc. ("Related Borrower") on or about the date hereof in connection with Related Borrower's $4,300,000 term loan (the "Term Loan"). Notwithstanding anything to the contrary contained or implied in the Revolving Agreement, the Term Agreement, the Revolving Note and/or the Term Note (collectively with all other documents executed in connection therewith, the "Loan Documents"), Central Bank of the South (the "Bank") agrees as follows:

        Subject to and conditioned upon (i) Related Borrower paying in full (in good and immediately available funds) all interest, charges, principal and expenses outstanding under and in connection with the Term Loan,
       (ii) the non-existence of any default or event of default under the Revolving Agreement or the Revolving Note, (iii) Bank not having any obligation to advance any funds to or on behalf of Related Borrower and
       (iv) Related Borrower not having any Liabilities (as defined in the Term Agreement) to Bank under the Term Agreement, the Bank agrees upon the written request of Related Borrower (and receipt by Bank of such certifications as Bank shall request concerning satisfaction of the foregoing conditions) to then release its security interest in Related Borrower's accounts, general intangibles, inventory and equipment (the "Release") and terminate the Term Agreement (the "Termination"), provided that (a) Borrower and Related Borrower shall pay to Bank any and all expenses (including legal expenses), costs, taxes, filing fees, and other costs and expenses associated or incurred by Bank in connection with said Release and Termination and (b) Borrower and Related Borrower shall (at Borrower's and Related Borrower's expense) execute and deliver to Bank all such other documents, instruments and agreements (in form and substance satisfactory to Bank) as may be reasonably requested by Bank to effectuate the foregoing; provided, however, that if Bank ever is required to repay or disgorge any payment received under or in connection with the Term Loan ("Disgorged Payment"), the Release and Termination shall be voided and the Term Agreement and all of Bank's rights, remedies and interests shall be reinstated in full as the same existed prior to the Bank's receiving the Disgorged Payment without any loss of lien or priority.


                                        CENTRAL BANK OF THE SOUTH


                                        By: /s/ Terry W. Gasken
                                        Its: Vice President


Acknowledged and agreed:

SEITEL, INC.


By: /s/ Debra D. Valice
Its: Vice President - Finance




SEITEL GEOPHYSICAL, INC.


By: /s/ Debra D. Valice
Its: Secretary/Treasurer